UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 16, 2004, Gensym Corporation (the “Company”) entered into an employment offer letter with Lowell B. Hawkinson defining the terms of his at-will employment with the Company as Chairman of the Board, an executive position, upon the commencement of employment of Kim Mayyasi as the Company’s President and Chief Executive Officer. Under the terms of the employment offer letter, Mr. Hawkinson will receive an annual base salary of $275,000 for the remainder of 2004 and will remain eligible for a bonus for 2004. Mr. Hawkinson’s salary for 2005 will be determined upon the recommendation of the Company’s Chief Executive Officer and approval by the Company’s Compensation Committee. Under the terms of the employment offer letter, in the event that Mr. Hawkinson is discharged from employment by the Company without cause, he will be entitled to receive his base salary and certain other severance benefits for a period between six and eighteen months, depending on when he is discharged. Mr. Hawkinson will not be entitled to these severance benefits if his employment is terminated for cause, as a result of his death or disability or due to his own resignation. Mr. Hawkinson’s employment offer letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

On August 19, 2004, the Company entered into an employment offer letter with Kim Mayyasi defining the terms of his at-will employment with the Company as President and Chief Executive Officer. Under the terms of the employment offer letter, Mr. Mayyasi will receive an annual base salary of $275,000 and will participate in a bonus plan with an annual incentive bonus of up to 50% of his annual base salary. Mr. Mayyasi may earn an additional bonus if certain financial goals of the Company are met. Additionally, the Company’s board of directors agreed to elect Mr. Mayyasi to the Company’s board at its first meeting following the commencement of employment and to grant Mr. Mayyasi stock options to purchase 300,000 shares of the Company’s common stock, which will vest in three equal annual installments commencing August 30, 2005. Mr. Mayyasi’s employment offer letter is attached as Exhibit 10.2 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

On August 30, 2004, the Company granted to Mr. Mayyasi an option to purchase 300,000 shares of the Company’s common stock, with an exercise price per share of $1.83 per share, and entered into a stock option agreement with Mr. Mayyasi to evidence the option grant. The option vests in three equal annual installments, commencing August 30, 2005, and vests fully upon a change of control of the Company. Mr. Mayyasi’s stock option agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

On August 30, 2004, the Company entered into severance benefits agreements with each of Messrs. Hawkinson and Mayyasi. Pursuant to Mr. Hawkinson’s severance benefits agreement, in the event that Mr. Hawkinson is discharged from employment by the Company without cause, he will be entitled to receive severance pay based on an annual base salary of $275,000 and certain other benefits for a severance period of between six and eighteen months, depending on when his employment is terminated. Pursuant to Mr. Mayyasi’s severance benefits agreement, in the event that Mr. Mayyasi is discharged from employment by the Company without cause, he will be entitled to receive his base salary in effect on the date his employment is terminated and certain other benefits for a severance period of one year. Under the terms of the severance benefits agreements, neither Mr. Hawkinson nor Mr. Mayyasi is entitled to severance benefits if his employment is terminated for cause, as a result of his death or disability or due to his own resignation. Cause is defined in the severance benefits agreements as (1) a good faith finding by the Company’s board of directors of the material failure to perform assigned duties for the Company, provided that the deficiencies have not been cured within thirty days notice, (2) a good faith finding by the Company’s board of directors of dishonesty, gross negligence or misconduct in the carrying out of assigned duties, or (3) the indictment or conviction of, or the entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony. Mr. Hawkinson’s and Mr. Mayyasi’s severance benefits agreements are attached as Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 30, 2004, the Company announced that Kim Mayyasi has been appointed the new President and Chief Executive Officer of the Company, replacing Lowell B. Hawkinson in those capacities, and has been elected to the Company’s board of directors. The Company also announced that Mr. Hawkinson would continue as a director of the Company and remain employed by the Company as Chairman of the Board, an executive position, and Chief Technology Officer. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Mr. Mayyasi was elected to the Company’s board of directors effective August 30, 2004 as a class II director with an initial term expiring at the Company’s 2007 annual meeting. Mr. Mayyasi has not been named to serve on any committees of the board. There are no familial relationships between Mr. Mayyasi and any other director or executive officer of the Company. Other than the employment offer letter, the severance benefits agreement and the stock option agreement described in Item 1.01 above, since the beginning of the Company’s last fiscal year, there have been no transactions between Mr. Mayassi or any member of his immediate family and the Company in which the amount involved exceed $60,000.

Mr. Mayyasi served as chief executive officer of Techmar Communications, Inc., a global customer relationship management company, from August 2002 to August 2004. He also served as chief executive officer of Vialog Corporation, a provider of conferencing services, from June 1999 to April 2001, and as chief executive officer of North American operations for Genesys Conferencing, a global provider of conferencing services that acquired Vialog, from April 2001 to January 2002. Mr. Mayyasi also served as a managing partner at Hill Holliday, a communication agency, from 1995 to June 1999, and was a co-founder of the MSP Group, a marketing technology and service company. Mr. Mayyasi is 48 years old.

A copy of the press release issued by the Company on August 30, 2004 is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: August 30, 2004	By:	/s/ Stephen D. Allison
	Name:	Stephen D. Allison
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter, dated August 16, 2004, between Gensym Corporation and Lowell B. Hawkinson

10.2	Employment Offer Letter, dated August 19, 2004, between Gensym Corporation and Kim Mayyasi

10.3	Stock Option Agreement, dated August 30, 2004, between Gensym Corporation and Kim Mayyasi

10.4	Severance Benefits Agreement, dated August 30, 2004, between Gensym Corporation and Lowell B. Hawkinson

10.5	Severance Benefits Agreement, dated August 30, 2004, between Gensym Corporation and Kim Mayyasi

99.1	Press release, dated August 30, 2004, issued by Gensym Corporation